UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 8, 2022

PARTY CITY HOLDCO INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37344	46-0539758
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

100 Tice Blvd. Woodcliff Lake, New Jersey	10523
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (914) 345-2020

Former name or former address, if changed since last report: 80 Grasslands Road Elmsford, New York

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value: $0.01/share	PRTY	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02. Results of Operations and Financial Condition.

On November 8, 2022, Party City Holdco Inc. issued a press release announcing its financial results for its fiscal quarter ended September 30, 2022. A copy of the press release is furnished hereto as Exhibit 99.1.

The information contained in this Current Report on Form 8-K, including the exhibit attached hereto, is being furnished and shall not be deemed to be “filed” for any purpose, and shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, regardless of any general incorporation language in any such filing.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 8, 2022, the Company announced that the Compensation Committee of the Company’s Board of Directors appointed Sean Thompson to the newly created position of President and Chief Commercial Officer and Denise Kulikowsky to the newly created position of Chief People and Administrative Officer, in each case, effective November 7, 2022. Mr. Thompson served as the Company’s Chief Merchandising Officer beginning in November 2019 before taking an expanded role as Chief Commercial Officer in October 2020. Ms. Kulikowsky has served as the Company’s Chief Human Resources Officer since November 2018.

The Company also announced that in concert with the shifts in executive responsibilities for Ms. Kulikowsky and Mr. Thompson, Reginald M. Rasch, Chief Legal Officer, will be departing the Company effective November 18, 2022. In connection with the departure, the Company will enter into a Separation Agreement and General Release with Mr. Rasch (the “Separation Agreement”),The Separation Agreement will provide that Mr. Rasch receive: (1) twelve (12) months of base salary continuation; (2) annual incentive compensation for fiscal year 2022, pro rata to the number of days employed in fiscal year 2022, and subject to the Company’s and Board’s determination of such annual incentive compensation for such period; (3) accelerated vesting of certain time-based restricted stock units, which were awarded as a sign-on grant and which will vest as of his last date of employment; and (4) the employee portion of COBRA continuation coverage for the twelve month period following the Separation Date, all of which provides for the severance benefits that are set forth in Mr. Rasch’s previously executed employment agreement, subject to him not revoking a release of claims and continuing to comply with certain non-competition and non-solicitation requirements.

Item 8.01. Other Events

On November 8, 2022, the Company also announced that for fiscal October 2022 (for the Company’s retail segment, fiscal October 2022 consisted of the five-week period ended November 5, 2022), the Company reported total revenue of $419.4 million, or 1.1% above the same period of last year. Total retail revenue increased approximately 3.9%. Brand comparable sales were approximately flat, down -0.1%, driven by strength in Halloween sales, offset by a decline in core non-seasonal categories. During the month of October 2022, the Company operated 761 total Party City locations vs 754 in the prior year period, and 149 temporary Halloween City stores, compared to 90 in 2021.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press release issued by Party City Holdco Inc., dated November 8, 2022

104	Cover Page Interactive Data File (formatted as inline XBRL and contained in Exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PARTY CITY HOLDCO INC.

Date: November 8, 2022	By:	/s/ Todd Vogensen
Todd Vogensen
Chief Financial & Accounting Officer